Exhibit 1.2

MC-336120 Certificate ofIncorporation on Change of Name I DO HEREBY CERTIFY that 360 Finance, Inc. having by Special resolution dated 15th day of September Two Thousand Twenty changed its name, is now incorporated under name of 360 DigiTech, Inc. Given under my hand and Seal at George Town in the Island of Grand Cayman this 15th day of September Two Thousand Twenty An Authorised Officer, Registry of Companies, Cayman Islands. Authorisation Code : 581879438421 www.verify.gov.ky 15 September 2020